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                                                                     EXHIBIT 3.2

                                                        AMENDED January 24, 1994

                              CRAY RESEARCH, INC.
                              BY-LAWS, AS AMENDED
                                   ARTICLE I
                                    OFFICES

    SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    SECTION 1. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, or in a duly executed waiver of notice.

    SECTION 2. Annual meetings of stockholders shall be held each year on such date in such month and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

    SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present.

    SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

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    SECTION  6.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

    SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

    SECTION 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

    SECTION 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken, or any action which may be taken, at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

    SECTION 1. The Board of Directors shall consist of not less than seven (7) nor more than eleven (11) members as determined from time to time by the Board of Directors. The Directors shall be elected at the annual meeting of stockholders except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Election of Directors need not be by written ballot.

    SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a

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quorum, or by a sole remaining Director, and the Directors so chosen shall  hold office until the next annual election and until their successors are duly elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

    SECTION 3. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

    SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Delaware.

    SECTION 5. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order to constitute the meeting, provided a quorum shall be present.

    SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

    SECTION 7. Special meetings of the Board may be called by the President on three (3) days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

    SECTION 8. At all meetings of the Board, a majority of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

    SECTION 9. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                            COMMITTEES OF DIRECTORS

    SECTION 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement merger or consolidation, recommending to the stockholders the sale, lease exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the certificate of incorporation

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expressly so provide,  no such committee  shall have the  power or authority  to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    SECTION 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

    SECTION 12. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                    NOTICES

    SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or telegram, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given by mail at the time when deposited in the United States mail, and by telegram at the time when dispatched to such Director or stockholder.

    SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

    SECTION 1. The Executive Officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, and one or more Senior Vice Presidents. The Board of Directors may also designate a Chief Executive Officer, Chief Operating Officer, Chief Technical Officer, and Chief Financial Officer. The officers of the Corporation who are not executive officers shall be appointed by the Chief Executive Officer of the Corporation and shall include a Secretary, a Treasurer and a Controller and may include one or more Vice Presidents, Senior Vice Presidents and officers with such other distinguishing identification as the Chief Executive Officer of the Corporation deems desirable. The Chief Executive Officer of the Corporation may also choose one or more assistant secretaries and assistant treasurers and such other officers and agents as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Chief Executive Officer of the Corporation. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.

    SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the executive officers of the Corporation.

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    SECTION  3.  The Chief Executive Officer of the Corporation shall advise the
Board of any appointment of officers who are not executive officers, and the appointment shall be noted in the minutes of the Board. Each officer appointed by the Chief Executive Officer shall have such title, shall serve in such capacity and shall have such authority to perform such duties as the Chief Executive Officer of the Corporation shall determine. Executive officers of the Corporation may also serve in appointed capacities if so designated by the Chief Executive Officer of the Corporation.

    SECTION 4. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors. The salaries of appointed officers of the Corporation shall be as determined by the Chief Executive Officer.

    SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any executive officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officers appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any vacancy occurring in any executive office of the Corporation may be filled by the Board of Directors. Any vacancy arising with respect to any appointed office may be filled by the Chief Executive Officer.

                                 THE PRESIDENT

    SECTION 6. The President, if one is designated, shall be the Chief Operating Officer of the Corporation and shall act under the direction of the Chief Executive Officer.

    SECTION 7. The President, if one is designated, shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                              THE VICE PRESIDENTS

    SECTION 8. In the absence of the President, (or Chairman of the Board if no President has been designated) or in the event of his inability or refusal to act, an Executive Vice President designated by the Board (or in the event there be more than one Executive Vice President, such Executive Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Executive Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Vice Presidents who are not Executive Vice Presidents shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may determine.

                     THE SECRETARY AND ASSISTANT SECRETARY

    SECTION 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall have custody of the corporate seal of the Corporation, and he shall have authority to affix the same to any instrument requiring it and when so affixed may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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    SECTION   10.  An Assistant Secretary shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                                 THE TREASURER

    SECTION 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    SECTION 12. The Treasurer shall secure and disburse funds of the Corporation as authorized by the Board of Directors, maintaining appropriate records of all such transactions.

    SECTION 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of those duties.

    SECTION 14. The Treasurer shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                             CHAIRMAN OF THE BOARD

    SECTION 15. The Chairman of the Board shall be the Chief Executive Officer of the Corporation with responsibility for general management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall preside at all meetings of the Board of Directors and the stockholders. If no President has been designated by the Board of Directors, the Chairman of the Board shall assume the duties of the President.

                                   CONTROLLER

    SECTION 16. The Controller shall be the Chief Accounting Officer of the Corporation, with responsibility for establishing appropriate accounting policies and procedures and the implementation of internal controls systems, and shall render to the Board of Directors statements of the financial condition of the Corporation.

                           VICE CHAIRMAN OF THE BOARD

    SECTION 17. The Vice Chairman of the Board shall perform such duties specified by, and act in the absence of, the Chief Executive Officer.

                                   ARTICLE VI
                              CERTIFICATE OF STOCK

    SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board of Directors or the President, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

    SECTION 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a

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certificate shall have ceased  to be such officer,  transfer agent or  registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               TRANSFERS OF STOCK

    SECTION 3. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            REGISTERED STOCKHOLDERS

    SECTION 4. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                                   DIVIDENDS

    SECTION 1. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock.

    SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, determine proper as a reserve or reserves to meet contingencies, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  FISCAL YEAR

    SECTION 3. The fiscal year of the Corporation shall be fixed by resolution of the Board or Directors.

                                      SEAL

    SECTION 4. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced.

                                  ARTICLE VIII
                                INDEMNIFICATION

    The Corporation shall indemnify its officers, Directors, employees and agents to the extent permitted by the General Corporation Law of Delaware, and shall advance expenses to its officers and Directors to the extent permitted thereunder.

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                                   ARTICLE IX
                                   AMENDMENTS

    These By-laws may be altered, amended or repealed or new By-laws adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption is contained in the notice of such special meeting.

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